EXHIBIT 10.3

THIRD CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPORTS PROPERTIES ACQUISITION CORP.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Sports Properties Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 3, 2007, its Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on January 17, 2008, its Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on                     , 20     and its Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on                     , 20     (the “Amended and Restated Certificate of Incorporation”).

2. The Board of Directors of the Corporation, pursuant to Section 242 of the General Corporation Law, duly adopted a resolution setting forth proposed amendments to the Amended and Restated Certificate of Incorporation and declaring such amendments advisable. The stockholders of the Corporation, pursuant to Section 242 of the General Corporation Law, duly approved and adopted such proposed amendment at a special meeting of stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law.

3. The Amended and Restated Certificate of Incorporation is hereby amended by deleting Article FIRST thereof in its entirety and inserting the following in lieu thereof:

“FIRST: The name of the Corporation is “Medallion Management, Inc.” (hereinafter sometimes referred to as the “Corporation”).”

4. The Amended and Restated Certificate of Incorporation is hereby amended by deleting (a) the proviso in the second sentence of Article THIRD thereof in its entirety and (b) the third sentence of Article THIRD thereof in its entirety.

5. The Amended and Restated Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 550,000,000 shares, of which (i) 500,000,000 shares shall be Common Stock of the par value of $0.001 per share (the “Common Stock”); and (ii) 50,000,000 shares shall be Preferred Stock of the par value of $0.001 per share (the “Preferred Stock”).”

6. The Amended and Restated Certificate of Incorporation is hereby amended by deleting each provision of Article SIXTH other than Paragraph D thereof.

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IN WITNESS WHEREOF, Sports Properties Acquisition Corp. has caused this Third Certificate of Amendment to be signed by                     , its Chief Executive Officer, on the              day of                     , 20    .

[ ], Chief Executive Officer